Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
          One Fountain Square, 11911 Freedom Drive
                   Reston, Virginia 20190
                                                703 464 4800
                                                703 464 4895 fax


                               February 7, 2002


Sideware Systems Inc.
7900 Westpark Drive
Suite T300
McLean, Virginia  22102

  Re: Domestication; Agreement and Plan of Merger and Reorganization by and among Sideware Systems Inc., KM Acquisition Corp., and KnowledgeMax, Inc.

Ladies and Gentlemen:

     This tax opinion is being delivered to you, Sideware Systems
Inc., a Yukon Territory Canada corporation ("Parent"), in connection with the filing with the Securities and Exchange Commission of a registration statement (the "Registration Statement") on Form S-4, which includes the Joint Proxy Statement - Prospectus, relating to the following transactions: (i) Sideware's change of jurisdiction of incorporation from Canada to the State of Delaware, through a process known as continuation in Canada and domestication in Delaware ("Domestication"); and (ii) the proposed merger (the "Merger") of KM Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Sub"), with and into KnowledgeMax, Inc., a Delaware corporation ("Target"). The Domestication and the Merger (collectively, the "Transactions") are described in the Registration Statement. The Merger is to be consummated pursuant to the terms and conditions of the Agreement and Plan of Merger and Reorganization dated as of December 7, 2001 (the "Merger Agreement") by and among Parent, Sub and Target.

     This tax opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"). Except as otherwise provided herein, capitalized terms not defined herein have the meanings set forth in the Registration Statement, the Merger Agreement and the exhibits thereto, or in the letters delivered to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., by Parent and Target containing certain facts and representations of Parent and Target relevant to this tax opinion ("Representation Letters"). All section references herein are to the United States Internal Revenue Code of 1986, as amended (the "Code"), unless indicated otherwise.

     In our capacity as special tax counsel to Parent and for purposes of our rendering this tax opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger
Agreement and the exhibits thereto, (iii) the Representation Letters, and (iv) such other presently existing documents, records, and matters of law as we have deemed necessary or appropriate in order to enable us to

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render the opinions below.  In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such copies, and the execution and delivery of all such documents. We have further assumed the truth and accuracy at all relevant times of the representations, warranties and statements of fact made or to be made by Parent and Target, and their respective management, employees, officers, directors and shareholders in connection with the Domestication and the Merger, including but not limited to those set forth in the Registration Statement and the Representation Letters, and that any such representation, warranty, or statement made "to the best of the knowledge and belief" (or similar qualification) of any person or party is correct without such qualification.

     We have further assumed that the Domestication will not be reported as a "reorganization" within the meaning of Code Section 368(a) and that all parties to the Domestication and the Merger Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of the relevant documents and the transactions contemplated by the Domestication and the Merger will be completed pursuant to the terms and conditions of the relevant documents without the waiver or modification of any such terms and conditions. Furthermore, we have assumed that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement. We have not attempted to verify independently any such facts or representations, but in the course of our representation, nothing has come to our attention that would cause us to question the accuracy thereof.

     The conclusions expressed herein represent our judgment as to the proper treatment of certain aspects of the Domestication and the Merger under the income tax laws of the United States based upon the Code, Treasury Regulations, case law, and rulings and other pronouncements of the Internal Revenue Service (the "IRS") as in effect on the date of this opinion. No assurances can be given that such laws will not be amended or otherwise changed prior to the completion of the Domestication or the Effective Time of the Merger, or at any other time, or that such changes will not affect the conclusions expressed herein. Nevertheless, we undertake no responsibility to advise you of any developments after completion of the Domestication or the Effective Time in the application or interpretation of the income tax laws of the United States.

     Our opinion represents our best judgment of how a court would decide if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no assurances can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

     This opinion addresses only the specific United States federal income tax consequences of the Domestication and the Merger set forth below, and does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Domestication or the Merger or any other transaction (including any transaction undertaken in connection with the Domestication or the Merger). We express no opinion regarding the tax consequences of the Domestication or the Merger to shareholders of Target that are subject to special tax rules, and we express no opinion regarding the tax consequences of the Domestication or the Merger arising in connection with the ownership of options or warrants for Target stock.

     Based upon and in reliance on the representations and assumptions contained herein, and subject to the limitations and qualifications set forth herein, we are of the following opinion:

     1. The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; and

     2. The discussion under the section "Material Tax Consequences of the Transactions-United States Federal Income Tax Consequences" in the Registration Statement, subject to the limitations and qualifications described therein, fairly and accurately describes the material United States federal income tax considerations of the matters described therein.

     No opinion is expressed as to any federal income tax consequence of the Domestication or the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. By rendering this opinion, we undertake no responsibility to update this opinion after the date hereof for any reason, including but not limited to any new or changed facts or law that come to our attention after the date hereof.

     This opinion is intended solely for the benefit of Parent and for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement in connection with references to this opinion and the tax consequences of the Merger. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                  Very truly yours,

                                  /s/  Mintz, Levin, Cohn, Ferris,
                                       Glovsky and Popeo, P.C.

                                  MINTZ, LEVIN, COHN, FERRIS,
                                  GLOVSKY AND POPEO, P.C.


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